UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 8, 2014, Annie’s, Inc., a Delaware corporation (the “Company”), General Mills, Inc., a Delaware corporation (“Parent”), and Sandy Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a cash tender offer for all of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to the terms and subject to the conditions of the Merger Agreement. The Boards of Directors of each of the Company, Parent and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Pursuant to the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all outstanding shares of Common Stock at a price of $46.00 per share of Common Stock (the “Offer Price”), net to the selling stockholders in cash, without interest, subject to any applicable withholding tax. As soon as practicable following acceptance for payment of the shares of Common Stock pursuant to the Offer, Merger Sub will be merged with and into the Company, on the terms and subject to the conditions set forth in the Agreement (the “Merger”), with the Merger to be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each share of Common Stock not purchased in the Offer (other than shares held directly or indirectly by (i) the Company, Parent, Merger Sub or any of their respective wholly owned subsidiaries (which will automatically be canceled and will cease to exist) or (ii) any stockholder of the Company who has properly demanded the appraisal of shares held by it in accordance with the DGCL) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price, subject to any required withholding taxes. In certain circumstances, Merger Sub may elect to terminate the Offer and instead pursue a stockholder vote as an alternative means to consummate the Merger.

On the terms and subject to the conditions set forth in the Merger Agreement, any options to purchase Common Stock outstanding immediately before the Effective Time, whether or not then exercisable or vested, by virtue of the Merger, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of the aggregate number of shares of Common Stock that may be acquired upon exercise of such option multiplied by the positive excess (if any) of the Offer Price over the per share exercise price or purchase price of such option, less any taxes required to be withheld. In addition, on the terms and subject to the conditions set forth in the Merger Agreement, each restricted stock unit that conveys the right to receive shares of Common Stock (a “Company RSU”) outstanding immediately before the Effective Time, by virtue of the Merger, will be, to the extent not already vested, vested and each such Company RSU will be canceled and converted into the right to receive an amount in cash, without interest, equal to the Offer Price multiplied by the number of shares of Common Stock that underlie each such Company RSU, less any taxes required to be withheld. Each performance share unit that conveys the right to receive shares of Common Stock (a “Company PSU”) outstanding immediately before the Effective Time, by virtue of the Merger, will be, to the extent not already vested, vested in accordance with its terms and each such Company PSU will be canceled and converted into the right to receive an amount in cash, without interest, equal to the Offer Price multiplied by either (i) the number of shares of Common Stock that would be payable upon settlement of each such Company PSU based upon achievement of the performance goal based on actual performance through the Effective Time, in the case of Company PSUs with a performance cycle beginning more than eighteen months prior to the Effective Time or (ii) the number of shares of Common Stock that would be payable upon settlement of such Company PSU upon achievement of the performance goal at target level, in the case of Company PSUs with a performance cycle beginning 18 months or less prior to the Effective Time, in each case less any taxes required to be withheld.

Completion of the Offer is subject to various conditions, including that at least a majority of the issued and outstanding shares of Common Stock are validly tendered and not withdrawn prior to the expiration of the Offer. The Offer will expire on the twentieth business day following the commencement of the Offer, unless extended in accordance with the terms of the Offer and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). The consummation of the Offer is subject to certain other customary conditions, including the expiration or termination of the applicable Hart-Scott-Rodino waiting period and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company’s business. The Offer is not subject to a financing condition. The closing of the Merger is subject to various additional customary conditions.

The Merger Agreement includes various representations, warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed, among other things, to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Under the Merger Agreement, the Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of the fiduciary duties of the Company’s Board of Directors.

The Merger Agreement also includes customary termination provisions for both Parent and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by the Company to enter into a definitive agreement with respect a Superior Proposal (as defined in the Merger Agreement), the Company may be required to pay Parent a termination fee of $28,800,000 plus all of Parent’s actual and documented reasonable out-of-pocket expenses incurred in connection with the Merger Agreement, up to a maximum of $2,500,000.

The foregoing summary of the material terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been provided solely to inform investors of its terms and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Annie’s, Inc. Retention Plan for Selected Employees

Also on September 8, 2014, concurrently with the execution of the Merger Agreement, the Company commenced the Annie’s Inc. Retention Plan for Selected Employees (the “Retention Plan”). The Compensation Committee of the Board of Directors had approved adoption of the Retention Plan, subject to and effective upon the Company entering into the Merger Agreement, on August 28, 2014. The Retention Plan provides that certain selected certain employees of the Company, including Mark Mortimer, the Company’s President and Chief Customer Officer, and Zahir M. Ibrahim, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, may be eligible to receive a specified lump sum cash bonus payment (a “Retention Bonus”) if the participant remains employed by the Company or a subsidiary until the 90th day following the consummation of a Change in Control. The Merger will constitute a Change in Control under the Retention Plan if consummated. The amount of the Retention Bonuses granted to Messrs. Mortimer and Ibrahim were $250,000 and $225,000, respectively. A participant will also be eligible to receive a Retention Bonus if his or her employment is terminated due to the participant’s death, by the Company due to the participant’s Disability, by the Company without Cause, or by the participant for Good Reason, in each case following the consummation of the Merger but prior to the 90th day thereafter (such termination, a “Qualifying Termination”). The terms “Cause”, “Change in Control”, “Disability” and “Good Reason” are defined in the Retention Plan.

In addition, the Retention Plan provides that a participant who is eligible to receive a Retention Bonus and is employed on the last day of the Company’s fiscal year in which the Change in Control occurs will receive an amount equal to his or her annual cash bonus for such fiscal year, determined based on the Company’s good faith determination of achievement of performance for the full fiscal year. If the Participant incurs a Qualifying Termination prior to the last day of the Company’s fiscal year in which the Change in Control occurs, he or she will be eligible to receive a pro rata portion of his or her annual cash bonus for such fiscal year based on target level performance.

The Retention Plan provides that, in the event any payment to a participant is subject to the excise tax applicable to “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, such payment will be reduced to the extent necessary to avoid application of such excise tax, unless such participant’s employment agreement expressly addresses treatment of such payments (in which case the participant’s employment agreement will apply).

The foregoing summary of the material terms of the Retention Plan is not complete and is qualified in its entirety by reference to the Retention Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Retention Agreement with John M. Foraker

Contemporaneous with the execution of the Merger Agreement, the Company entered into a Retention Agreement (the “Retention Agreement”) with John M. Foraker, its chief executive officer, and Parent. The Retention Agreement will become effective on the date of the consummation of the Merger (the “Effective Date”) and, as of the Effective Date, will supersede and replace the Executive Employment Agreement between Mr. Foraker and the Company dated February 22, 2012.

Under the Retention Agreement, Mr. Foraker will serve as the President of the Company for a period of one year commencing on the Effective Date (the “Retention Term”) and will be eligible to receive the following compensation:

•	base salary at the annual rate of $400,000;

•	a retention bonus in the amount of $450,000 if he remains actively employed during the Retention Term and thereafter such that he does not become eligible for the severance payments described below;

•	a bonus under the Company’s Fiscal Year 2015 Cash Incentive Program as in place immediately prior to the Effective Date calculated based on achievement at target performance and pro-rated based on the portion of the Company’s Fiscal Year 2015 occurring prior to the Effective Date; and

•	a bonus based 60% on specified Company performance targets to be determined by Parent within two months following the Effective Date and 40% on Mr. Foraker’s Post-Merger integration duties, with a target bonus payout of 70% of his Base Salary (the “Post-Merger Bonus”.

Mr. Foraker will be entitled to receive the following payments and benefits if his employment with the Company is terminated (a) for any reason upon the expiration of the Retention Term, or (b) prior to the expiration of the Retention Term, either (x) by the Company without Cause or (y) by Mr. Foraker for Good Reason (as such terms are defined in the Retention Agreement):

•	the “Post-Merger Bonus” determined on a pro-rata basis and based on the greater of target or actual results;

•	severance pay equal to 24 months of base salary, paid for a period of 24 months;

•	a retention bonus in the amount of $450,000;

•	a lump sum payment equal to $280,000; and

•	Continued participation in all medical benefits subject to his continued eligibility, and a lump sum payment equal to 18 months of COBRA.

Amounts payable to Mr. Foraker will be reduced in the event such payments are subject to the excise tax applicable to “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and such reduction would result in a greater payment to Mr. Foraker on an after-tax basis.

To preserve the value of the Company after the Effective Date, in consideration for his sale of Common Stock of the Company in the Merger Mr. Foraker has agreed that he will be subject to restrictive covenants for a period of two years commencing on the Effective Date.

The foregoing summary of the material terms of the Retention Agreement is not complete and is qualified in its entirety by reference to the Retention Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 8, 2014, the Company issued a press release announcing the proposed Offer and Merger. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

On September 8, 2014, the Company sent a letter to its employees announcing the proposed Offer and Merger. A copy of the letter is attached to this Report as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

On September 8, 2014, the Company sent a letter to its business partners announcing the proposed Offer and Merger. A copy of the letter is attached to this Report as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

On September 8, 2014, the Company posted to Facebook a message announcing the proposed Offer and Merger. A copy of the message is attached to this Report as Exhibit 99.4 and is incorporated into this Item 8.01 by reference.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed herein contain forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. These forward-looking statements may be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” seek,” “should,” “will,” “would,” “is likely to,” or “is expected to” and other similar terms or phrases. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, those disclosed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2014 filed with the SEC on June 2, 2014 and the Company’s Form 10-Q for the quarter ended June 30, 2014 filed on August 7, 2014, including risks relating to the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed Offer or Merger due to the failure to satisfy the conditions to completion of the Offer and Merger; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; the outcome of any legal proceedings relating to the Offer, the Merger or the

Merger Agreement; and risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Please refer to these documents for a more thorough description of these and other risk factors. The Company assumes no obligation to update publicly or revise any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Notice to Investors

The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities of the Company. At the time the planned tender offer is commenced, Parent and Merger Sub will file a tender offer statement on Schedule TO with the SEC containing an offer to purchase, forms of letters of transmittal and other tender offer documents, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, forms of letters of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to the Company’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov. In addition, the Schedule TO and related exhibits, including the offer to purchase, forms of letters of transmittal, and other related tender offer documents may be obtained (when available) for free by contacting Parent at Number One General Mills Boulevard, Minneapolis, Minnesota 55426 and the Schedule 14D-9 may be obtained (when available) for free by contacting the Company at 1610 Fifth Street, Berkeley, California 94710.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of September 8, 2014, among General Mills, Inc., Sandy Acquisition Corporation and Annie’s, Inc.*

10.1	Annie’s Inc. Retention Plan for Selected Employees.

10.2	Retention Agreement, dated as of September 8, 2014, among John M. Foraker, Annie’s Inc. and General Mills, Inc.

99.1	Press release, dated September 8, 2014.

99.2	Letter sent to employees of the Company on September 8, 2014.

99.3	Letter sent to business partners on September 8, 2014.

99.4	Social media message posted to Facebook on September 8, 2014.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: September 8, 2014	By:	/s/ John M. Foraker
		Name:	John M. Foraker
		Title:	Chief Executive Officer